Exhibit No. EX-99.h.2.b

DFA INVESTMENT DIMENSIONS GROUP INC.

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

ADDENDUM NUMBER TWO

THIS AGREEMENT is made as of the 13th day of September, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC INC., formerly known as “Provident Financial Processing Corporation,” a Delaware corporation, (“PFPC”).

W I T N E S S E T H :

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, (the “Agreement”) which, as of the date hereof, is in full force and effect; and

WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to four (4) new portfolios of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X and Tax-Managed U.S. Marketwide Value Portfolio X which are listed on Schedule B, attached hereto; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

1. The Agreement is hereby amended to provide that all those portfolios set forth on “Schedule B, Amended and Restated September 13, 1999,” which is attached hereto, shall be “Portfolios” under the Agreement.

2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell Vice President

PFPC INC.

By:	/s/ Joseph Gramlich

Joseph Gramlich Senior Vice President

Amended and Restated

September 13, 1999

SCHEDULE B

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. 6-10 Small Company Portfolio

U.S. Large Company Portfolio

U.S. 6-10 Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. 9-10 Small Company Portfolio

U.S. 4-10 Value Portfolio

RWB/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. 5-10 Value Portfolio

Tax-Managed U.S. 6-10 Small Company Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. 5-10 Value Portfolio X

Tax-Managed U.S. 6-10 Small Company Portfolio X

Tax-Managed DFA International Value Portfolio X

Tax-Managed U.S. Marketwide Value Portfolio X

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